EXHIBIT 99.C2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of this Post Effective Amendment No. 18 to the registration statement on Form S-6 of our report dated November 28, 2007 relating to the September 30, 2007 financial statements and financial highlights appearing in the September 30, 2007 Annual Report to Unitholders of SPDR Trust, Series 1, which appears in such Prospectus. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Prospectus.

PricewaterhouseCoopers LLP

Boston, Massachusetts

January 25, 2008